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Exhibit 10.27.11


                                 [EUROTECH logo]




July 24, 2002

Mr. Robert Tarini
President
Trylon Metrics Inc.

Re:      Eurotech, Ltd.

Dear Mr. Tarini:

With reference to a certain Technology Transfer Agreement by and between Eurotech, Ltd. ("Eurotech") and Trylon Metrics, Inc. ("Trylon") dated as of July 13, 2001, as amended (the "TTA"), this Letter Agreement shall serve as a limited amendment of the TTA. Specifically, this Letter Agreement confirms the understanding that Eurotech shall pay to Trylon's designee, ipPartners Inc. ("ipPartners") $12,500 per month, in cash to ipPartners until December 2002 for technical and marketing services provided by ipPartners. These payments shall be made in arrears on or before the 15th day of each month. The TTA, which expired July 13, 2002, shall be deemed extended by this Letter Agreement for an additional period until December 13, 2002. All other terms and conditions of the TTA shall remain unchanged by this Letter Agreement.


If the above comports with your understanding, please sign below.


                                                     Sincerely,

                                                     EUROTECH, LTD.


                                                     By: /S/ TODD J. BROMS
                                                         -----------------------
                                                             Todd J. Broms
                                                             President and CEO
AGREED AND ACCEPTED
AS OF THE DATE OF THIS LETTER:

Trylon Metrics, Inc.

By: /S/ ROBERT TARINI
    ---------------------
        Robert Tarini
        President